Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Hutchison China MediTech Limited of our report dated March 1, 2016 relating to its consolidated financial statements, which appears in Amendment No. 4 to the Registration Statement on Form F-1 (File No. 333- 207447) filed on March 4, 2016.

/s/ PricewaterhouseCoopers

Hong Kong

July 6, 2016